Exhibit 99.1

SUNSTONE HOTEL INVESTORS ANNOUNCES RESULTS OF FOURTH QUARTER DIVIDEND ELECTION AND 2014 DIVIDEND INCOME TAX TREATMENT

Aliso Viejo, Calif. (January 30, 2015) — Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced the results of its stockholders’ elections relating to its fourth quarter dividend of $0.36 per share, payable on January 30, 2015 to record holders on December 31, 2014.

The terms of the dividend, including the ability of stockholders to elect to receive the distribution in the form of cash or shares of Sunstone’s common stock, and a limitation on the aggregate amount of cash to be paid in the distribution, were described in detail in the Notice of Dividend dated January 2, 2015, which was previously disseminated to stockholders. Election cards were required to be submitted prior to 5:00 p.m. (Eastern Time) on January 21, 2015.

Based on stockholder elections, the aggregate dividend will consist of approximately $37.0 million in cash and 2,135,464 shares of Sunstone’s common stock. The number of shares included in the distribution is calculated based on a stock price of $17.49 per share of Sunstone common stock, the average closing price per share of Sunstone’s common stock on the New York Stock Exchange on January 20 and 21, 2015. Summarized results of the dividend elections are as follows:

•      To stockholders electing to receive the dividend in cash and stockholders who failed to timely submit an election card, Sunstone will pay the dividend in the form of $0.20 per share in cash and $0.16 per share in stock.

•      Sunstone will pay the dividend in shares of its common stock to all other stockholders.

•      Sunstone will pay fractional shares in cash.

The dividend (whether received in cash, stock, or a combination thereof) will be treated for Federal income tax purposes as an ordinary dividend attributable to and includable in 2014, allowing Sunstone to satisfy its 2014 real estate investment trust distribution requirements while preserving cash for other corporate purposes. The income tax classifications of all the Company’s 2014 distributions as expected to be reported on Form 1099-DIV are set forth in the following tables:

						Box 1a Total
Security Description	CUSIP	Ticker Symbol	Record Date	Ex-Dividend Date	Payable Date	Ordinary Dividends(14+15+16)
Common	867892101	SHO	03/31/2014	03/26/2014	04/15/2014	$0.050000
Common	867892101	SHO	06/30/2014	06/25/2014	07/15/2014	$0.050000
Common	867892101	SHO	09/30/2014	09/26/2014	10/15/2014	$0.050000
Common	867892101	SHO	12/31/2014	12/26/2014	01/30/2015	$0.360000
TOTALS - FINAL		SHO				$0.510000
Series D Preferred	867892507	SHO/PRD	03/31/2014	03/26/2014	04/15/2014	$0.500000
Series D Preferred	867892507	SHO/PRD	06/30/2014	06/25/2014	07/15/2014	$0.500000
Series D Preferred	867892507	SHO/PRD	09/30/2014	09/26/2014	10/15/2014	$0.500000
Series D Preferred	867892507	SHO/PRD	12/31/2014	12/26/2014	01/15/2015	$0.500000
TOTALS - FINAL		SHO/PRD				$2.000000

For stockholders whose shares are held through a bank, broker or nominee, questions regarding the dividend should be directed to the bank, broker or nominee. For registered stockholders, questions regarding the dividend should be directed to Sunstone’s transfer agent: Shareholder Services at American Stock Transfer and Trust Company at (718) 921-8124 or toll free at 1-800-937-5449.

About Sunstone Hotel Investors:

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 30 hotels comprised of 14,305 rooms.  Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Hilton, Fairmont, Hyatt and Sheraton. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the timely payment of the elective dividend and the Federal income tax treatment thereof; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of January 30, 2015, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of January 30, 2015, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

For Additional Information:

Bryan Giglia

Chief Financial Officer

Sunstone Hotel Investors, Inc.

(949) 382-3036